                                   EXHIBIT 4.4

                         INTERNATIONAL ELECTRONICS, INC.

                                STOCK OPTION PLAN

                           __________________________
                                     (date)

1.   PURPOSE

     a. The purpose of this Stock Option Plan (the "Plan") is to provide a means pursuant to which key employees and other key personnel including consultants of International Electronics, Inc. (the "Company") and of its affiliates (as hereinafter described) may be given an opportunity to purchase Common Stock of the Company. The word "affiliate," as used in this Plan means a parent corporation and/or a subsidiary corporation as defined in sections 424(e) and (f) of the Internal Revenue Code, respectively.

     b. The Company, by means of the Plan, seeks to retain the services of its present key employees and other key personnel and to secure and retain the services of additional key employees and other key personnel.

2.   ADMINISTRATION

     a. The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") until such time as the Board of Directors, as provided in subparagraph 2.c., delegates administration to a committee.

     b. The Board of Directors shall have the power, subject to, and within the limits of, the express provisions of the Plan:

          (i) To determine from time to time which persons shall be granted options under the Plan, and the time or times when the number of shares for which an option or options shall be granted to each of them.

          (ii) To construe and interpret the Plan and options granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Board of Directors, in the exercise of this power, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in an option grant, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To prescribe the terms and provisions of each option granted (which need not be identical).

          (iv) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

          (v) The Board of Directors shall have the sole and final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     c. The Board of Directors, by resolution, may delegate administration of the Plan to a committee composed of not less than two non-employee members of the Board of Directors. If administration is delegated to a committee, the committee shall have, in connection with administration of the Plan, the powers theretofore possessed by the Board of Directors, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as from time to time, may be adopted by the Board of Directors and subject to the provisions of subparagraph 2.b.(v). The Board of Directors at any time may abolish the committee and revest in the Board of Directors the administration of the Plan.

     d. No member of the Board of Directors or the committee contemplated by subparagraph 2.c. shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Company's Certificate of Incorporation.

3.   SHARES SUBJECT TO THE PLAN

     Subject to the provisions of paragraph 8 (relating to adjustments upon changes in stock), the stock which may be sold pursuant to options granted under the Plan shall not exceed in the aggregate _________________ shares of the Company's authorized Common Stock, $.01 par value, and may be unissued shares or shares reacquired by the Company. If any options granted under the Plan shall for any reason terminate or expire without having been exercised in full, the stock not purchased under such options shall be available again for the purposes of the Plan.

4.   ELIGIBILITY

     Options may be granted to any employee, key personnel or consultant of the Company and/or any affiliate. A director of the Company and/or any affiliate may receive an option under this Plan.

5.   TERMS OF OPTION GRANTS

     Stock options granted pursuant to this Plan shall be designated by the Board of Directors or the committee as "Non-Qualified Stock Options". Each stock option granted pursuant to the Plan shall be evidenced by a written Non-Qualified Stock Option Grant (the "Option Grants") duly executed and delivered on behalf of the Company and by the individual to whom the option is granted (the "Optionee"). Such Option Grants shall be in such form and shall contain such provisions as the Board of Directors or the committee from time to time shall deem appropriate.

     Option Grants need not be identical, but each Option Grant shall by appropriate language include or incorporate by reference the substance of all of the following provisions:

     a. (i) Each Option Grant shall fix the term of the option. No option shall have a term greater than ten (10) years from the date it is granted.

          (ii) The purchase price under each Option Grant shall be such amount as the Board of Directors or the committee, in their best judgment, shall determine. If such amount is to be the fair market value of the stock on the date the option is granted, such fair market value shall be determined by the Board of Directors of the Company in good faith on the basis of financial and other information available to it.

          (iii) The option price shall be paid in cash at the time an option is exercised except that the Board of Directors or the committee may, in its discretion, provide that payment of the purchase price of such stock may be made with shares of the Company's stock.

          (iv) An option shall not be transferable except by will or by the laws of descent and distribution, and during the lifetime of the person to whom the option is granted he (or she) alone may exercise it.

           b.   (i)   The Option Grant shall specify the number of shares to
     which it pertains.

          (ii) The minimum number of shares with respect to which an option may be exercised in part at any time is the lesser of:

                (A)   one hundred (100) shares, or

                (B) the maximum number of shares exercisable at such time under all options held by the Optionee pursuant to the Plan.

          (iii) The total number of shares subject to an option may, but need not be, allotted in periodic installments (which may but need not be equal). From time to time during each of said periods the options may be exercised with respect to some or all of the shares allotted to said period, and, in addition, with respect to some or all of the shares allotted to all prior periods with respect to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods) the option may be exercised from time to time with respect to any shares remaining subject to the option. The provisions of this subparagraph are subject to the provisions of subparagraph 5.b.(ii) relating to the minimum number of shares with respect to which an option may be exercised.

          (iv) The Company, during the terms of options granted under the Plan, at all times will keep available the number of shares of stock required to satisfy such options.

          (v) The Company may require any person to whom an option is granted, his legal representative, heir, legatee or distributee, as a condition of exercising any option granted hereunder, to give truthful written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the stock subject to the option for his own account for investment and not with any present intention of selling or otherwise distributing the same. The foregoing provisional requirement to give such written assurances shall not apply in either of the following events:

                 (A) the shares of stock issued upon exercise of the option are registered under a current effective registration statement under the Securities Act of 1933, as amended, or

                 (B) a determination is made by counsel for the Company that such written assurances are not required in the circumstances under the then applicable Federal or State securities laws.

          (vi) The Company will seek to obtain from each regulatory commission or agency having jurisdiction such authority as may be required to issue and sell shares of stock to satisfy such options. Inability of the Company to obtain from any such regulatory commission or agency authority which counsel for the Company deems necessary for the lawful issuance and sale of its stock to satisfy such options shall relieve the Company from any liability for failure to issue and sell stock to satisfy such options pending the time when such authority is obtained or is obtainable. In no event shall the Company, as a result of this Plan, incur any obligation to cause shares of stock issued pursuant to this Plan to be registered under the Securities Act of 1933 or under any state securities act.

          (vii) Neither a person to whom an option is granted nor his legal representative, heir, legatee or distributee, shall be deemed to be holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until he has exercised his option pursuant to the terms thereof.

          (viii) Nothing herein is intended to extend the term of the option and in no event may an option be exercised by anyone after the expiration of its term established pursuant to subparagraph 5.a.(i) above.

     The Board of Directors or the committee shall set such other terms and conditions as they, in their best judgment, shall determine with respect to vesting, limitations on exercise or any other matter.

6.   WITHHOLDING TAXES

     Upon the exercise of options the Optionee shall be required to pay to the Company or authorize the Company to deduct from other amounts payable to the Optionee the amount of any taxes which the Company is required to withhold with respect to such exercise. Such payment by the Optionee may be made at the election of the Optionee in cash, already owned shares of the Company's stock, or the retention of shares which would otherwise be delivered to the Optionee upon such exercise.

7.   USE OF PROCEEDS FROM STOCK

     Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

8.   ADJUSTMENT UPON CHANGES IN STOCK

     a. Except in the case of a change described in subparagraph 8.b., if any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock split, reverse stock splits, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustment shall be made by the Board of Directors as to the maximum number of shares for which options may be granted to any one employee, and the number of shares and price per share of stock subject to the outstanding options.

     b. In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) other capital reorganization in which more than fifty (50%) percent of the shares of the Company entitled to vote are sold, any outstanding options granted hereunder shall accelerate, conditioned on the happening of the event, and be exercisable in full, subject to such condition, at any time during a period of twenty (20) days prior to the effective date of such dissolution, liquidation, merger, consolidation or reorganization, notwithstanding the provisions of the option setting forth the date or dates on which all or any part of such option may be exercised.

9.   TIME OF GRANTING OPTIONS

     Nothing contained in the Plan or in any resolution adopted by the Board of Directors shall constitute the granting of any option hereunder. An option pursuant to the Plan shall be deemed to have been granted on the date on which the name of the recipient and price of the shares and the other terms of the option are determined by the Board of Directors or committee.

10.  TERMINATION AND AMENDMENT OF THE PLAN

     Unless the Plan shall theretofore have been terminated as hereinafter in this paragraph provided, no option shall be granted more than ten (10) years after its Effective Date. The Board of Directors of the Company may at any time prior to that date terminate the Plan or make such modification or amendment of the Plan as it shall deem advisable; provided, however, that no termination, modification, or amendment of the Plan may, without the consent of the Optionee to whom an option shall theretofore have been granted, adversely affect the rights of such Optionee under such option.

11.  GOVERNMENT REGULATIONS

     The Plan and the granting and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options shall be subject to all applicable laws, rules and regulations.

12.  EFFECTIVE DATE OF PLAN

     The Plan shall become effective as of _____________________.

13.  INTERNAL REVENUE CODE REFERENCES

     Except where otherwise indicated, whenever references are made in this Plan to sections of the Internal Revenue Code, the section referenced is that in effect on the Effective Date of the Plan as such section may be amended from time to time thereafter.

                             SCHEDULE TO EXHIBIT 4.4

     The form of stock option to which this Schedule is attached is used by the Registrant in connection with the issuance of options under the August 1988 Stock Option Plan, the January 1989 Stock Option Plan, the September 1989 Stock Option Plan, the June 1990 Stock Option Plan, the August 1990 Stock Option Plan, the July 1992 Stock Option Plan, the October 1993 Stock Option Plan, the May 1994 Stock Option Plan and the September 1995 Stock Option Plan (the "Plans"). The Plans are substantively identical in all respects except that the dates of the Plans are different, and that the number of shares authorized by paragraph 3 of the Plans are different.